Exhibit 99.1

FOR IMMEDIATE RELEASE

MasterCraft Boat Holdings, Inc. Reports Fiscal 2025 Third Quarter Results

VONORE, Tenn. – May 7, 2025 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced financial results for its fiscal 2025 third quarter ended March 30, 2025.

The overview, commentary, and results provided herein relate to our continuing operations, which exclude our former Aviara segment.

Overview:

▪
Net sales for the third quarter were $76.0 million, down $8.0 million, or 9.5%, from the comparable prior-year period
▪
Planned decrease in production contributed to approximately 30% lower dealer inventory levels compared to the prior-year
▪
Income from continuing operations was $3.8 million, or $0.23 per diluted share
▪
Adjusted Net Income, a non-GAAP measure, was $5.0 million, or $0.30 per diluted share
▪
Adjusted EBITDA, a non-GAAP measure, was $7.5 million, down $4.2 million from the comparable prior-year period
▪
Cash and investments of $66.5 million, with $100 million of availability on the revolving credit facility and no outstanding debt

Brad Nelson, Chief Executive Officer, commented, “Our business performed well during the third quarter against a backdrop of macroeconomic and demand uncertainty. Our near-term focus continues to be centered around closely managing production levels, driving focused innovation, and delivering operating efficiencies – all while maximizing cash flow and aggressively managing costs.”

Nelson continued, “Our capital allocation priorities remain disciplined and consistent despite the external pressures. Year to date, operating cash flow was $18.5 million despite low cycle production volumes. Our robust, debt-free balance sheet provides us a stable backdrop amid market and tariff uncertainties, while our variable operating model enables us to swiftly adjust production as needed.”

Third Quarter Results

For the third quarter of fiscal 2025, MasterCraft Boat Holdings, Inc. reported consolidated net sales of $76.0 million, down $8.0 million from the third quarter of fiscal 2024. The decrease in net sales was primarily due to planned lower unit volumes to align dealer inventories with retail demand and changes in price, partially offset by favorable model mix and option sales.

Gross margin percentage declined 250 basis points during the third quarter of fiscal 2025, compared to the prior-year period. Lower margins were the result of changes in sales price, material and overhead inflation, and lower cost absorption due to the decreased production volume.

Operating expenses decreased $1.2 million for the third quarter of fiscal 2025, compared to the prior-year period. Prior year costs were elevated as a result of CEO transition and related share-based compensation costs.

Income from continuing operations was $3.8 million for the third quarter of fiscal 2025, compared to $5.7 million in the prior-year period. Diluted income from continuing operations per share was $0.23, compared to $0.34 for the third quarter of fiscal 2024.

Adjusted Net income was $5.0 million for the third quarter of fiscal 2025, or $0.30 per diluted share, compared to $8.5 million, or $0.50 per diluted share, in the prior-year period.

Adjusted EBITDA was $7.5 million for the third quarter of fiscal 2025, compared to $11.7 million in the prior-year period. Adjusted EBITDA margin was 9.9% for the third quarter, down from 13.9% for the prior-year period.

See “Non-GAAP Measures” below for a reconciliation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted Net Income per share, which we refer to collectively as the “Non-GAAP Measures”, to the most directly comparable financial measures presented in accordance with GAAP.

Outlook

Concluded Nelson, “To reflect the evolving macroeconomic conditions and the challenging demand environment, we are revising our full-year guidance range. We believe we are well prepared for a range of scenarios as a result of the dynamic industry and trade environments. We also believe our flexible operating model and ability to generate cash flow at these low volumes, combined with our fortress balance sheet, affords us the ability to navigate near-term uncertainty while positioning the business for the next market recovery.”

The Company’s outlook is as follows:

•
For full year fiscal 2025, we now expect consolidated net sales to be approximately $275 million, with Adjusted EBITDA of approximately $20 million, and Adjusted Earnings per share of approximately $0.71. We also now expect capital expenditures to be approximately $9 million for the year.

Conference Call and Webcast Information

MasterCraft Boat Holdings, Inc. will host a live conference call and webcast to discuss fiscal third quarter 2025 results today, May 7, 2025, at 8:30 a.m. EDT. Participants may access the conference call live via webcast on the investor section of the Company’s website, Investors.MasterCraft.com, by clicking on the webcast icon. To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. A replay of the conference call and webcast will be archived on the Company's website.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, Tenn., MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of recreational powerboats through its three brands, MasterCraft, Crest, and Balise. For more information about MasterCraft Boat Holdings, and its three brands, visit: Investors.MasterCraft.com, www.MasterCraft.com, www.CrestPontoonBoats.com, and www.BalisePontoonBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning economic uncertainty, the resilience of our business model, our intention to drive value, and our financial outlook.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: changes in interest rates, general economic conditions, changes in trade priorities, policies and regulations, including increases or changes in duties, current and potentially new tariffs and quotas and other similar measures, as well potential direct and indirect impact of retaliatory tariffs and other actions, demand for our products, persistent inflationary pressures, changes in consumer preferences, competition within our industry, our ability to maintain a reliable network of dealers, our ability to cooperate with our strategic partners, elevated inventories resulting in increased costs for dealers, our ability to manage our manufacturing levels and our fixed cost base, the successful introduction of our new products, the success of our strategic divestments, geopolitical conflicts, and financial institution disruptions. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2024, could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Use of Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures in this release. Reconciliations of the Non-GAAP measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables immediately following the consolidated statements of operations. The Non-GAAP Measures have limitations as analytical tools and should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP.

Results of Operations for the Three and Nine Months Ended March 30, 2025

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2025	2024	2025	2024

Net sales	$75,960	$83,977	$204,687	$268,032
Cost of sales	60,195	64,385	166,232	205,026
Gross profit	15,765	19,592	38,455	63,006
Operating expenses:
Selling and marketing	2,845	3,121	8,543	8,705
General and administrative	8,356	9,269	23,258	24,870
Amortization of other intangible assets	450	450	1,350	1,362
Total operating expenses	11,651	12,840	33,151	34,937
Operating income	4,114	6,752	5,304	28,069
Other income (expense):
Interest expense	—	(762)	(1,169)	(2,494)
Interest income	760	1,398	2,649	4,164
Income before income tax expense	4,874	7,388	6,784	29,739
Income tax expense	1,053	1,661	1,521	6,801
Income from continuing operations	3,821	5,727	5,263	22,938
Loss from discontinued operations, net of tax	(78)	(1,972)	(3,917)	(7,102)
Net income	$3,743	$3,755	$1,346	$15,836

Income (loss) per share
Basic
Continuing operations	$0.23	$0.34	$0.32	$1.35
Discontinued operations	—	(0.12)	(0.24)	(0.42)
Net income	$0.23	$0.22	$0.08	$0.93

Diluted
Continuing operations	$0.23	$0.34	$0.32	$1.34
Discontinued operations	—	(0.12)	(0.24)	(0.41)
Net income	$0.23	$0.22	$0.08	$0.93

Weighted average shares used for computation of:
Basic earnings per share	16,414,340	16,844,440	16,471,352	17,003,616
Diluted earnings per share	16,540,345	16,965,624	16,554,235	17,093,958

MASTERCRAFT BOAT HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)

	March 30,	June 30,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,507	$7,394
Short-term investments	38,010	78,846
Accounts receivable, net of allowances of $212 and $101, respectively	8,512	11,455
Income tax receivable	817	499
Inventories, net	39,545	36,972
Prepaid expenses and other current assets	8,593	8,686
Current assets associated with discontinued operations	—	11,222
Total current assets	123,984	155,074
Property, plant and equipment, net	52,811	52,314
Goodwill	28,493	28,493
Other intangible assets, net	32,300	33,650
Deferred income taxes	17,902	18,584
Other long-term assets	6,396	8,189
Non-current assets associated with discontinued operations	—	21,680
Total assets	$261,886	$317,984
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,139	$10,431
Accrued expenses and other current liabilities	55,263	55,068
Current portion of long-term debt, net of unamortized debt issuance costs	—	4,374
Current liabilities associated with discontinued operations	—	8,063
Total current liabilities	68,402	77,936
Long-term debt, net of unamortized debt issuance costs	—	44,887
Unrecognized tax positions	8,958	8,549
Other long-term liabilities	2,259	2,551
Long-term liabilities associated with discontinued operations	—	182
Total liabilities	79,619	134,105
COMMITMENTS AND CONTINGENCIES
EQUITY:
Common stock, $.01 par value per share — authorized, 100,000,000 shares; issued and outstanding, 16,711,812 shares at March 30, 2025 and 16,759,109 shares at June 30, 2024	167	167
Additional paid-in capital	56,934	59,892
Retained earnings	124,966	123,620
MasterCraft Boat Holdings, Inc. equity	182,067	183,679
Noncontrolling interest	200	200
Total equity	182,267	183,879
Total liabilities and equity	$261,886	$317,984

Supplemental Operating Data

The following table presents certain supplemental operating data for the periods indicated:

	Three Months Ended			Nine Months Ended
	March 30,	March 31,		March 30,	March 31,
	2025	2024	Change	2025	2024	Change
	(Dollars in thousands)
Unit sales volume:
MasterCraft	422	468	(9.8)%	1,196	1,453	(17.7)%
Pontoon	197	298	(33.9)%	527	1,025	(48.6)%
Consolidated	619	766	(19.2)%	1,723	2,478	(30.5)%
Net sales:
MasterCraft	$64,227	$69,783	(8.0)%	$174,857	$218,319	(19.9)%
Pontoon	11,733	14,194	(17.3)%	29,830	49,713	(40.0)%
Consolidated	$75,960	$83,977	(9.5)%	$204,687	$268,032	(23.6)%
Net sales per unit:
MasterCraft	$152	$149	2.0%	$146	$150	(2.7)%
Pontoon	60	48	25.0%	57	49	16.3%
Consolidated	123	110	11.8%	119	108	10.2%
Gross margin	20.8%	23.3%	(250) bps	18.8%	23.5%	(470) bps

Non-GAAP Measures

EBITDA, Adjusted EBITDA, EBITDA margin, and Adjusted EBITDA margin

We define EBITDA as income from continuing operations, before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations. For the periods presented herein, the adjustments include share-based compensation and CEO transition and organizational realignment costs. We define EBITDA margin and Adjusted EBITDA margin as EBITDA and Adjusted EBITDA, respectively, each expressed as a percentage of Net sales.

Adjusted Net Income and Adjusted Net Income per share

We define Adjusted Net Income and Adjusted Net Income per share as income from continuing operations, adjusted to eliminate certain non-cash charges or other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. For the periods presented herein, these adjustments include other intangible asset amortization, share-based compensation, and CEO transition and organizational realignment costs.

The Non-GAAP Measures are not measures of net income or operating income as determined under GAAP. The Non-GAAP Measures are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income, net income per share, or operating cash flows determined in accordance with GAAP. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow. We believe that the inclusion of the Non-GAAP Measures is appropriate to provide additional information to investors because securities analysts and investors use the Non-GAAP Measures to assess our operating performance across periods on a consistent basis and to evaluate the relative risk of an investment in our securities. We use Adjusted Net Income and Adjusted Net Income

per share to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than does GAAP measures alone. We believe Adjusted Net Income and Adjusted Net Income per share assists our board of directors, management, investors, and other users of the financial statements in comparing our net income on a consistent basis from period to period because it removes certain non-cash items and other items that we do not consider to be indicative of our core and/or ongoing operations and reflecting income tax expense on adjusted net income before income taxes at our estimated annual effective tax rate. The Non-GAAP Measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and the Non-GAAP Measures do not reflect any cash requirements for such replacements;
•
The Non-GAAP Measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•
The Non-GAAP Measures do not reflect changes in, or cash requirements for, our working capital needs;
•
Certain Non-GAAP Measures do not reflect our tax expense or any cash requirements to pay income taxes;
•
Certain Non-GAAP Measures do not reflect interest expense, or the cash requirements necessary to service interest payments on our indebtedness; and
•
The Non-GAAP Measures do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our core and/or ongoing operations, but may nonetheless have a material impact on our results of operations.

In addition, because not all companies use identical calculations, our presentation of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies, including companies in our industry.

We do not provide forward-looking guidance for certain financial measures on a GAAP basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, and certain other unusual adjustments.

The following table presents a reconciliation of income from continuing operations as determined in accordance with GAAP to EBITDA and Adjusted EBITDA, and income from continuing operations margin to EBITDA margin and Adjusted EBITDA margin (each expressed as a percentage of net sales) for the periods indicated:

(Dollars in thousands)	Three Months Ended				Nine Months Ended
	March 30,	% of Net	March 31,	% of Net	March 30,	% of Net	March 31,	% of Net
	2025	sales	2024	sales	2025	sales	2024	sales
Income from continuing operations	$3,821	5.0%	$5,727	6.8%	$5,263	2.6%	$22,938	8.6%
Income tax expense	1,053		1,661		1,521		6,801
Interest expense	—		762		1,169		2,494
Interest income	(760)		(1,398)		(2,649)		(4,164)
Depreciation and amortization	2,569		2,105		7,024		6,312
EBITDA	6,683	8.8%	8,857	10.5%	12,328	6.0%	34,381	12.8%
Share-based compensation	805		1,564		2,080		2,536
CEO transition and organizational realignment costs(a)	—		1,241		448		1,677
Adjusted EBITDA	$7,488	9.9%	$11,662	13.9%	$14,856	7.3%	$38,594	14.4%

The following table sets forth a reconciliation of income from continuing operations as determined in accordance with GAAP to Adjusted Net Income for the periods indicated:

(Dollars in thousands, except per share data)	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2025	2024	2025	2024
Income from continuing operations	$3,821	$5,727	$5,263	$22,938
Income tax expense	1,053	1,661	1,521	6,801
Amortization of acquisition intangibles	450	450	1,350	1,362
Share-based compensation	805	1,564	2,080	2,536
CEO transition and organizational realignment costs(a)	—	1,241	448	1,677
Adjusted Net Income before income taxes	6,129	10,643	10,662	35,314
Adjusted income tax expense(b)	1,103	2,128	1,919	7,063
Adjusted Net Income	$5,026	$8,515	$8,743	$28,251

Adjusted net income per common share
Basic	$0.31	$0.51	$0.53	$1.66
Diluted	$0.30	$0.50	$0.53	$1.65
Weighted average shares used for the computation of (c):
Basic Adjusted net income per share	16,414,340	16,844,440	16,471,352	17,003,616
Diluted Adjusted net income per share	16,540,345	16,965,624	16,554,235	17,093,958

The following table presents the reconciliation of income from continuing operations per diluted share to Adjusted Net Income per diluted share for the periods indicated:

	Three Months Ended		Nine Months Ended
	March 30,	March 31,	March 30,	March 31,
	2025	2024	2025	2024
Income from continuing operations per diluted share	$0.23	$0.34	$0.32	$1.34
Impact of adjustments:
Income tax expense	0.06	0.10	0.09	0.40
Amortization of acquisition intangibles	0.03	0.03	0.08	0.08
Share-based compensation	0.05	0.09	0.13	0.15
CEO transition and organizational realignment costs(a)	—	0.07	0.03	0.10
Adjusted Net Income per diluted share before income taxes	0.37	0.63	0.65	2.07
Impact of adjusted income tax expense on net income per diluted share before income taxes(b)	(0.07)	(0.13)	(0.12)	(0.42)
Adjusted Net Income per diluted share	$0.30	$0.50	$0.53	$1.65

(a)
Represents amounts paid for legal fees and recruiting costs associated with the CEO transition, as well as non-recurring severance costs incurred as part of the Company's strategic organizational realignment undertaken in connection with the transition.
(b)
For fiscal 2025 and 2024, income tax expense reflects an income tax rate of 18.0% and 20.0%, respectively.
(c)
Represents the Weighted Average Shares used for the computation of Basic and Diluted earnings per share as presented on the Consolidated Statements of Operations to calculate Adjusted Net Income per diluted share for all periods presented herein.

Investor Contact:

MasterCraft Boat Holdings, Inc.

John Zelenak

Manager of Treasury & Investor Relations

Email: investorrelations@mastercraft.com

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